Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2024 Second-Quarter Financial Results

with Increased Adjusted EBITDA and Adjusted EBITDA Margin,

Raises Full-Year Free Cash Flow Guidance

•	Sales of $2.74 billion

•	Net income of $16 million

•	Adjusted EBITDA of $244 million, an increase of $1 million over last year

•	Adjusted EBITDA margin of 8.9 percent, a 10-basis-point improvement compared with 2023

•	Free cash flow of $104 million

•	Full-year free cash flow guidance increased to $100 million

MAUMEE, Ohio, July 31, 2024 – Dana Incorporated (NYSE: DAN) today announced financial results for the second quarter of 2024.

“In the second quarter, Dana’s strong end-to-end execution delivered steady profit and improved margin despite continued future program development costs,” said James Kamsickas, Chairman and Chief Executive Officer.

“The Dana team continues to successfully achieve efficiencies while optimizing asset management by leveraging advanced core processes and systems across the company. As we look forward, our more flexible cost structure can better adjust to demand volatility as we support internal combustion, hybrid, and electric-vehicle propulsion technologies across all mobility markets.”

Sales for the second quarter of 2024 totaled $2.74 billion, compared with $2.75 billion in the same period of 2023.

Adjusted EBITDA for the second quarter of 2024 was $244 million or 8.9 percent of sales, compared with $243 million or 8.8 percent of sales for the same period in 2023. Company-wide efficiency improvements continue to offset the margin impact of inflation and spending on development for electric-vehicle products.

Net income attributable to Dana was $16 million, or $0.11 per share, compared with $30 million, or $0.21 per share, in the second quarter of 2023.

Adjusted net income attributable to Dana was $45 million, and diluted adjusted earnings per share were $0.31 for the second quarter of 2024, compared with adjusted net income of $54 million and $0.37 per share in 2023

Operating cash flow in the second quarter of 2024 was $215 million, compared with $256 million in the same period of 2023. Free cash flow was $104 million, $30 million lower than the second quarter of 2023 due to the timing of working capital requirements.

“While our outlook for sales is lower due to weakening demand for electric vehicles and in some of our traditional markets, Dana is maintaining guidance for Adjusted EBITDA, while raising profit margin and again increasing the free-cash-flow range,” said Timothy Kraus, Senior Vice President and Chief Financial Officer. “As we look to the second half of the year, we anticipate company-wide cost management and production efficiencies will continue to offset the impact of softer end-market demand, and lower capital requirements will drive higher free cash flow.”

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Revised 2024 Financial Targets

•	Sales of $10.45 to $10.95 billion;

•	Adjusted EBITDA of $875 to $975 million, an implied adjusted EBITDA margin of approximately 8.6 percent at the midpoint of the range;

•	Operating cash flow of approximately $500 to $550 million; and

•	Free cash flow of $75 to $125 million;

•	Diluted EPS of $0.35 to $0.85;

•	Diluted Adjusted EPS of $0.80 to $1.30.

Dana to Host Conference Call at 9 a.m., Wednesday, July 31

Dana will discuss its second-quarter results in a conference call at 9 a.m. EDT on Wednesday, July 31. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 8:30 a.m. EDT.

A webcast replay can be accessed via Dana’s investor website following the call.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income (loss) attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

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Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

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Based in Maumee, Ohio, USA, the company reported sales of $10.6 billion in 2023 with 42,000 people in 31 countries across six continents. With a history dating to 1904, Dana was named among the “World’s Most Ethical Companies” for 2023 and 2024 by Ethisphere and as one of “America’s Most Responsible Companies 2023” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

###

Contact: Craig Barber

+1-419-887-5166

craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2024 and 2023

(In millions, except per share amounts)	Three Months Ended June 30,
	2024	2023
Net sales	$2,738	$2,748
Costs and expenses
Cost of sales	2,483	2,477
Selling, general and administrative expenses	132	144
Amortization of intangibles	4	4
Restructuring charges, net	12	3
Loss on disposal group held for sale	(1)
Other income (expense), net	(2)	4

Earnings before interest and income taxes	104	124
Loss on extinguishment of debt	—	(1)
Interest income	2	5
Interest expense	39	39

Earnings before income taxes	67	89
Income tax expense	54	55
Equity in earnings of affiliates	3	2

Net income	16	36
Less: Noncontrolling interests net income	5	5
Less: Redeemable noncontrolling interests net income (loss)	(5)	1

Net income attributable to the parent company	$16	$30

Net income per share available to common stockholders
Basic	$0.11	$0.21
Diluted	$0.11	$0.21
Weighted-average shares outstanding - Basic	145.0	144.3
Weighted-average shares outstanding - Diluted	145.1	144.4

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

(In millions, except per share amounts)	Six Months Ended June 30,
	2024	2023
Net sales	$5,473	$5,392
Costs and expenses
Cost of sales	4,974	4,892
Selling, general and administrative expenses	271	284
Amortization of intangibles	7	7
Restructuring charges, net	17	4
Loss on disposal group held for sale	(30)
Other income (expense), net		9

Earnings before interest and income taxes	174	214
Loss on extinguishment of debt		(1)
Interest income	6	9
Interest expense	78	73

Earnings before income taxes	102	149
Income tax expense	91	85
Equity in earnings of affiliates	5	3

Net income	16	67
Less: Noncontrolling interests net income	10	9
Less: Redeemable noncontrolling interests net loss	(13)

Net income attributable to the parent company	$19	$58

Net income per share available to common stockholders
Basic	$0.13	$0.40
Diluted	$0.13	$0.40
Weighted-average shares outstanding - Basic	144.9	144.1
Weighted-average shares outstanding - Diluted	144.9	144.3

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended June 30, 2024 and 2023

(In millions)	Three Months Ended June 30,
	2024	2023
Net income	$16	$36
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(46)	(7)
Hedging gains and losses	(26)	3
Defined benefit plans	4

Other comprehensive loss	(68)	(4)

Total comprehensive income (loss)	(52)	32
Less: Comprehensive income attributable to noncontrolling interests	(5)	(5)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	6	—

Comprehensive income (loss) attributable to the parent company	$(51)	$27

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

(In millions)	Six Months Ended June 30,
	2024	2023
Net income	$16	$67
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(66)	18
Hedging gains and losses	(28)	18
Defined benefit plans	5	1

Other comprehensive income (loss)	(89)	37

Total comprehensive income (loss)	(73)	104
Less: Comprehensive income attributable to noncontrolling interests	(9)	(9)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	17

Comprehensive income (loss) attributable to the parent company	$(65)	$95

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of June 30, 2024 and December 31, 2023

(In millions, except share and per share amounts)	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$419	$529
Accounts receivable
Trade, less allowance for doubtful accounts of $12 in 2024 and $16 in 2023	1,501	1,371
Other	240	280
Inventories	1,602	1,676
Other current assets	253	247
Current assets of disposal group held for sale	61

Total current assets	4,076	4,103
Goodwill	256	263
Intangibles	163	182
Deferred tax assets	499	516
Other noncurrent assets	171	140
Investments in affiliates	123	123
Operating lease assets	300	327
Property, plant and equipment, net	2,220	2,311

Total assets	$7,808	$7,965

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$19	$22
Current portion of long-term debt	211	35
Accounts payable	1,767	1,756
Accrued payroll and employee benefits	247	288
Taxes on income	84	86
Current portion of operating lease liabilities	42	42
Other accrued liabilities	367	373
Current liabilities of disposal group held for sale	21

Total current liabilities	2,758	2,602
Long-term debt, less debt issuance costs of $22 in 2024 and $24 in 2023	2,386	2,598
Noncurrent operating lease liabilities	262	284
Pension and postretirement obligations	311	334
Other noncurrent liabilities	338	319
Noncurrent liabilities of disposal group held for sale	4

Total liabilities	6,059	6,137

Commitments and contingencies
Redeemable noncontrolling interests	205	191
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,975,329 and 144,386,484 shares outstanding	2	2
Additional paid-in capital	2,267	2,255
Retained earnings	293	317
Treasury stock, at cost (829,822 and 474,981 shares)	(13)	(9)
Accumulated other comprehensive loss	(1,074)	(990)

Total parent company stockholders’ equity	1,475	1,575
Noncontrolling interests	69	62

Total equity	1,544	1,637

Total liabilities, redeemable noncontrolling interests and equity	$7,808	$7,965

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2024 and 2023

(In millions)	Three Months Ended June 30,
	2024	2023
Operating activities
Net income	$16	$36
Depreciation	106	94
Amortization	6	6
Amortization of deferred financing charges	2	2
Write-off of deferred financing costs		1
Earnings of affiliates, net of dividends received	(1)	(2)
Stock compensation expense	8	8
Deferred income taxes	27	(22)
Pension expense, net	3	2
Change in working capital	56	132
Loss on disposal group held for sale	1
Other, net	(9)	(1)

Net cash provided by operating activities	215	256

Investing activities
Purchases of property, plant and equipment	(111)	(122)
Settlements of undesignated derivatives	(3)	(4)
Other, net		(1)

Net cash used in investing activities	(114)	(127)

Financing activities
Net change in short-term debt	(21)	(286)
Proceeds from long-term debt		458
Repayment of long-term debt	(3)	(202)
Deferred financing payments		(7)
Dividends paid to common stockholders	(14)	(14)
Distributions to noncontrolling interests	(2)	(2)
Contributions from redeemable noncontrolling interests	9	7

Net cash used in financing activities	(31)	(46)

Net increase in cash, cash equivalents and restricted cash	70	83
Cash, cash equivalents and restricted cash—beginning of period	387	419
Effect of exchange rate changes on cash balances	(17)	1

Cash, cash equivalents and restricted cash—end of period	$440	$503

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

(In millions)	Six Months Ended June 30,
	2024	2023
Operating activities
Net income	$16	$67
Depreciation	207	186
Amortization	11	11
Amortization of deferred financing charges	3	3
Write-off of deferred financing costs		1
Earnings of affiliates, net of dividends received	(3)	(3)
Stock compensation expense	14	14
Deferred income taxes	29	(30)
Pension expense, net	(4)	2
Change in working capital	(195)	(172)
Loss on disposal group held for sale	30
Other, net	5	7

Net cash provided by operating activities	113	86

Investing activities
Purchases of property, plant and equipment	(181)	(242)
Proceeds from sale of property, plant and equipment	4	2
Settlements of undesignated derivatives	(4)	(4)
Other, net	4	(1)

Net cash used in investing activities	(177)	(245)

Financing activities
Net change in short-term debt	(4)	(17)
Proceeds from long-term debt		458
Repayment of long-term debt	(30)	(204)
Deferred financing payments		(9)
Dividends paid to common stockholders	(29)	(29)
Distributions to noncontrolling interests	(5)	(3)
Collection of note receivable from noncontrolling interest	11
Contributions from redeemable noncontrolling interests	18	17
Other, net	9	(4)

Net cash provided by (used in) financing activities	(30)	209

Net increase (decrease) in cash, cash equivalents and restricted cash	(94)	50
Cash, cash equivalents and restricted cash—beginning of period	563	442
Effect of exchange rate changes on cash balances	(29)	11

Cash, cash equivalents and restricted cash—end of period	$440	$503

DANA INCORPORATED

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow (Unaudited)

(In millions)	Three Months Ended June 30,
	2024	2023
Net cash provided by operating activities	$215	$256
Purchases of property, plant and equipment	(111)	(122)

Free cash flow	$104	$134

(In millions)	Six Months Ended June 30,
	2024	2023
Net cash provided by operating activities	$113	$86
Purchases of property, plant and equipment	(181)	(242)

Free cash flow	$(68)	$(156)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2024 and 2023

	Three Months Ended
(In millions)	June 30,
	2024	2023
Sales
Light Vehicle	$1,132	$1,066
Commercial Vehicle	527	526
Off-Highway	746	842
Power Technologies	333	314

Total Sales	$2,738	$2,748

Segment EBITDA
Light Vehicle	$84	$66
Commercial Vehicle	23	28
Off-Highway	116	131
Power Technologies	22	19

Total Segment EBITDA	245	244
Corporate expense and other items, net	(1)	(1)

Adjusted EBITDA	$244	$243

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

	Six Months Ended
(In millions)	June 30,
	2024	2023
Sales
Light Vehicle	$2,230	$2,028
Commercial Vehicle	1,051	1,048
Off-Highway	1,527	1,684
Power Technologies	665	632

Total Sales	$5,473	$5,392

Segment EBITDA
Light Vehicle	$151	$115
Commercial Vehicle	40	45
Off-Highway	231	249
Power Technologies	49	42

Total Segment EBITDA	471	451
Corporate expense and other items, net	(4)	(4)

Adjusted EBITDA	$467	$447

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended June 30, 2024 and 2023

	Three Months Ended
(In millions)	June 30,
	2024	2023
Segment EBITDA	$245	$244
Corporate expense and other items, net	(1)	(1)

Adjusted EBITDA	244	243
Depreciation	(106)	(94)
Amortization	(6)	(6)
Non-service cost components of pension and OPEB costs	(2)	(3)
Restructuring charges, net	(12)	(3)
Stock compensation expense	(8)	(8)
Strategic transaction expenses	(2)	(1)
Distressed supplier costs		(4)
Loss on disposal group held for sale	(1)
Other items	(3)

Earnings before interest and income taxes	104	124
Loss on extinguishment of debt		(1)
Interest income	2	5
Interest expense	39	39

Earnings before income taxes	67	89
Income tax expense	54	55
Equity in earnings of affiliates	3	2

Net income	$16	$36

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

	Six Months Ended
(In millions)	June 30,
	2024	2023
Segment EBITDA	$471	$451
Corporate expense and other items, net	(4)	(4)

Adjusted EBITDA	467	447
Depreciation	(207)	(186)
Amortization	(11)	(11)
Non-service cost components of pension and OPEB costs	(6)	(6)
Restructuring charges, net	(17)	(4)
Stock compensation expense	(14)	(14)
Strategic transaction expenses	(4)	(2)
Distressed supplier costs		(12)
Loss on disposal group held for sale	(30)
Other items	(4)	2

Earnings before interest and income taxes	174	214
Loss on extinguishment of debt		(1)
Interest income	6	9
Interest expense	78	73

Earnings before income taxes	102	149
Income tax expense	91	85
Equity in earnings of affiliates	5	3

Net income	$16	$67

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to

 Adjusted Net Income Attributable to the Parent Company and

 Diluted Adjusted EPS (Unaudited)

For the Three Months Ended June 30, 2024 and 2023

(In millions, except per share amounts)
	Three Months Ended
	June 30,
	2024	2023
Net income attributable to the parent company	$16	$30
Items impacting income before income taxes:
Amortization	5	5
Restructuring charges, net	12	3
Strategic transaction expenses	2	1
Distressed supplier costs		4
Loss on disposal group held for sale	1
Other items		1
Items impacting income taxes:
Net income tax expense on items above	(6)	(4)
Income tax expense attributable to various discrete tax matters	15	14

Adjusted net income attributable to the parent company	$45	$54

Diluted shares - as reported	145.1	144.4
Adjusted diluted shares	145.1	144.4
Diluted adjusted EPS	$0.31	$0.37

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to

 Adjusted Net Income Attributable to the Parent Company and

 Diluted Adjusted EPS (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

(In millions, except per share amounts)
	Six Months Ended
	June 30,
	2024	2023
Net income attributable to the parent company	$19	$58
Items impacting income before income taxes:
Amortization	10	10
Restructuring charges, net	17	4
Strategic transaction expenses	4	2
Distressed supplier costs		12
Loss on disposal group held for sale	30
Other items	(3)
Items impacting income taxes:
Net income tax expense on items above	(19)	(10)
Income tax expense attributable to various discrete tax matters	24	14

Adjusted net income attributable to the parent company	$82	$90

Diluted shares - as reported	144.9	144.3
Adjusted diluted shares	144.9	144.3
Diluted adjusted EPS	$0.57	$0.62

2024 Second-Quarter Earnings Conference Call July 31, 2024 Value Others | Inspire Innovation | Grow Responsibly | Win Together

© 2024 Dana Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. 2

© 2024 Dana Agenda Craig Barber James Kamsickas Timothy Kraus Senior Director, Investor Chairman and Senior Vice President and Relations and Corporate Chief Financial Officer Chief Executive Officer Communications 3 Introduction Business Review Financial Review

Highlights

Q2 Financial Results

sales

$2.7 billion — In Line with prior year

adjusted EBITDA

$244 million — ↑ $1 million from prior year

free cash flow

$104 million — ↓ $30 million from prior year

Key Highlights

Company-wide efficiency improvements — 73%

- Conversion on traditional organic sales through H1
- Supports full-year conversion target

End-market demand — ~$130M

- Organic Sales growth through H1
- Weaking demand for EVs, & some ICE programs

Financial outlook remains strong; higher free cash flow — ~$100M

- Revised full-year FCF outlook
- 33% increase from prior guide

Company-Wide Efficiency and Capital Investment Improvements Driving Cash Flow Growth

© 2024 Dana

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© 2024 Dana Business Environment 2024 Outlook End-Market Outlook • Improved customer production stability increasing productivity Market From last year Update Company-Wide • Continued production costs reductions Efficiencies Slight Agriculture Softening • Efficiency improvements in all areas of the enterprise No Change Construction • Net commodities expected to be sales and profit headwind Supply Mining No Change • Steel prices expected to be mostly flat through 2024 Chain • Commodity recoveries reversing as input costs decline Slight Light Truck Softening Medium-Duty Truck • Refreshed, conquest, and new business growth No Change End-Market • Share gains partially offsetting market in Commercial Vehicle Demand Heavy-Duty Truck Slight Softening • Some softening demand across markets and EVs Cost Inflation Moderating OEM Production Stable EV Demand Lower Industry Trends 5

© 2024 Dana Dana Innovations Power Everything that Moves HY BRI D I CE EV Medium-Duty Truck Construction Light-Duty Truck ® Spicer Electric Torque Hub ® ® Spicer Front and Rear Axles Spicer eS9000r e-Axle and On-Engine Generator 6 Strong Balance of ICE, Hybrid, and Electric Vehicle Development Across Mobility Markets

© 2024 Dana Drivers of Continued Profit Expansion: H1 Comparison Adjusted EBITDA Impact End-to-End Execution $135M Winning Team: +41% Organization and Talent $467M $447M Sustained Financial Improvement Business Commercial Effectiveness and Growth Priorities $332M Common / Core Processes and Systems Operational Excellence and Execution Operating Cost Reduction and Asset Management Priorities Leverage Company Synergies and Centers of Excellence Balanced Portfolio: Energy-Source Agnostic H1 2022 H1 2023 H1 2024 See appendix for comments regarding the presentation of non-GAAP measures. 7 End-to-End Business Execution Continues Drive Toward Long-Term Profit Targets

© 2024 Dana Financial Review 8

© 2024 Dana 2024 Q2 and YTD Financial Results Changes from Prior Year § Lower sales driven by currency impacts and lower commodity recoveries ($ in millions, except EPS) Q2 ‘24 Q2 ‘23 Change YTD ‘24 YTD ‘23 Change § Increased production efficiency, company-wide cost Sales $ 2,738 $ 2,748 $ (10) $ 5,473 $ 5,392 $ 81 improvement actions, and more stable customer order Adjusted EBITDA 244 243 1 467 447 20 patterns drove higher profitability Margin 8.9% 8.8% 10 bps 8.5% 8.3% 20 bps § Net income impacted by higher restructuring and the Loss on Business Held for Sale (1) (1) (30) (30) previously announced divestiture of the European EBIT 104 124 (20) 174 214 (40) hydraulics business within the Off-Highway segment that is Interest Expense, Net 37 34 3 72 64 8 expected close in H2 Income Tax Expense 54 55 (1) 91 85 6 (attributable to Dana) Net Income 16 30 (14) 19 58 (39) GAAP Diluted EPS $ 0.11 $ 0.21 $ (0.10) $ 0.13 $ 0.40 $ (0.27) Diluted Adjusted EPS $ 0.31 $ 0.37 $ (0.06) $ 0.57 $ 0.62 $ (0.05) Operating Cash Flow 215 256 (41) 113 86 27 See appendix for comments regarding the presentation of non-GAAP measures 9 Sales and Profit Improvement while Continuing to Build for Future Growth

2024 Q2 Sales and Profit Changes

- Higher organic sales driven by renewed vehicle programs, new business, and market share gains, offset by lower demand in off-highway end markets
- End-to-end business execution and production efficiency more than offset inflation
- Higher demand for battery cooling products driving increased EV sales
- Positive contribution of current EV programs offset by engineering and development spending for future programs
- Minimal margin impact from currency translation
- Lower commodity costs resulted in lower sales recoveries; profit benefit of lower input cost is more than offset by the cost true-ups with customers

Sales



$2,748M
$19M
$11M
($2M)
($22M)
($16M)
$2,738M
2023
Traditional Organic
EV Organic
Divestiture
Currency
Commodities
2024

Adjusted EBITDA



$243M
$40M
($19M)
$0M
($3M)
($17M)
$244M
8.8% Margin
~150 bps
~(80) bps
~0 bps
~0 bps
~(60) bps
8.9% Margin
2023
Traditional Organic
EV Organic
Divestiture
Currency
Commodities
2024

See appendix for comments regarding the presentation of non-GAAP measures

Strong Performance Driven by End-to-End Business Execution

© 2024 Dana

10

© 2024 Dana 2024 Q2 Free Cash Flow § Higher cash taxes due to Changes from Prior Year timing of payments and ($ in millions) jurisdictional mix § Working capital requirements increased primarily due to the Q2 ‘24 Q2 ‘23 Change timing of payments Adjusted EBITDA $ 244 $ 243 $ 1 § Reduced capital spending 1 required to support new One-Time Costs (7) (4) (3) business backlog and replacement business due to a Interest, Net (26) (38) 12 more normal launch cadence and timing of investment for Taxes (40) (27) (13) future EV programs Working Capital / Other² 44 82 (38) Capital Spending (111) (122) 11 Free Cash Flow $ 104 $ 134 $ (30) 1 2 Includes costs associated with business acquisitions and divestitures and restructuring. Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non- GAAP measures. 11 Strong FCF Driven by Lower Capital Spending and Continued Focus on Working Capital

© 2024 Dana 2024 FY Financial Guide § Sales growth driven by new Guidance Ranges business backlog, improved end-market demand, new / Change from Change from refreshed programs, and Prior Guide Prior Year market share gains ~$10,700M § Weakening demand for electric -$200M +$145M vehicles driving lower sales ± ~1% $250M Sales compared to prior outlook Lower EV Sales § Company-wide efficiency ~$925M +$80M improvements drive higher ~2% ± $50M Adjusted EBITDA margins § YOY free cash flow +10 bps +60 bps improvement driven by higher ~8.3% - 8.8% Implied Profit Margin profit, improved working capital efficiency, and lower capital ~$100M spending +$25M +$125M $190 ± $25M Free Cash Flow § Free cash flow improvement from prior guidance driven by ~$0.60 lower capital expenditures -$0.10 +$0.34 ± $0.25 Diluted EPS § Reintroducing adjusted EPS guidance to provide comparable measure with prior ~$1.05 New periods due to significant one- +$0.21 Guidance ± $0.25 Diluted Adjusted EPS Measure time items related to strategic actions and restructuring 12 See appendix for comments regarding the presentation of non-GAAP measures End-to-End Execution and Improved Operating Environment Driving Margin Growth

2024 FY Sales and Profit Changes

- Organic growth driven by strong sales, pricing, and market share gains
- Strong conversion on organic growth due to improved efficiencies and cost savings actions
- Cost recovery actions expected to mostly offset inflation
- Positive profit contribution on EV sales offset by investment in new program development
- Announced divestiture of non-core hydraulics business. Anticipated closing in H2
- Translation of foreign currency expected to be slightly less of a headwind to sales than previously forecasted
- Lower commodity costs resulting in lower sales recoveries; profit benefit of lower input cost is more than offset by the cost true-ups with customers


Sales
~$10,555M
~$230M
~$65M
~($40M)
~($45M)
~($65M)
~$10,700M
2023
Traditional Organic
EV Organic
Divestiture
Currency
Commodities
2024 Target


Adjusted EBITDA
~$845M
~$145M
~($20M)
~$0M
~($5M)
~($40M)
~$925M
Managing EV investment on lower sales
8.0% Margin
~120 bps
~(25) bps
~0 bps
~0 bps
~(35) bps
8.6% Margin
2023
Traditional Organic
EV Organic
Divestiture
Currency
Commodities
2024 Target

See appendix for comments regarding the presentation of non-GAAP measures

Sales Growth with Improved Profit Driven by Company-Wide Efficiencies and Cost Savings

© 2024 Dana

13

© 2024 Dana 2024 FY Free Cash Flow § Raising full-year guidance due Changes from Prior Year to lower capital spending ($ in millions) § Higher profit and lower capital investment requirements driving improvement over last 2024 2023 Change year Adjusted EBITDA $ ~925 $ 845 $ ~80 § Increase in net interest 1 payments due to higher rates One-Time Costs (30) (20) (10) and payment timing from refinancing Interest, Net (150) (116) (35) Taxes (170) (148) (20) Working Capital / Other² (50) (85) 35 Capital Spending (425) (501) 75 Free Cash Flow $ ~100 $ (25) $ ~125 1 2 Includes costs associated with business acquisitions and divestitures and restructuring. Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non- GAAP measures. 14 Positive Free Cash Flow Driven by Higher Profit, Lower Capex, and Improved Working Capital

© 2024 Dana Appendix 15

© 2024 Dana 2024 Q2 Sales and Profit Change by Segment Light Vehicle Drive Systems Off-Highway Drive and Motion Systems $842M $60M $8M $4M $1,132M $746M $1,066M ($57)M ($13)M ($2)M ($8)M ($6)M ($16)M Sales Sales 2023 Traditional EV Organic Currency Commodities 2024 2023 Traditional EV Organic Divestiture Currency Commodities 2024 Organic Organic $37M $131M $1M $116M $0M $84M ($2)M ($1)M $66M ($13)M ($17)M ($1)M ($1)M Adjusted 10.1% Adjusted 10.3% 10.1% 10.3% EBITDA 6.3% EBITDA 15.6% 15.5% 6.2% 7.4% 2023 Traditional EV Organic Currency Commodities 2024 2023 Traditional EV Organic Divestiture Currency Commodities 2024 Organic Organic Commercial Vehicle Drive and Motion Systems Power Technologies $27M $31M $1M $333M $526M $527M $314M ($2)M ($15)M ($6)M ($5)M ($11)M Sales Sales 2023 Traditional EV Organic Currency Commodities 2024 2023 Traditional EV Organic Currency Commodities 2024 Organic Organic $3M $22M $19M $5M $28M $0M $23M ($5)M ($1)M $7M Adjusted Adjusted 11.9% 13.5% ($6)M ($5)M 10.3% 10.3% EBITDA EBITDA 5.3% 4.4% 6.1% 6.6% 16 2023 Traditional EV Organic Currency Commodities 2024 2023 Traditional EV Organic Currency Commodities 2024 Organic Organic See appendix for comments regarding the presentation of non-GAAP measures

© 2024 Dana Segment Profiles Light Vehicle Commercial Vehicle Off-Highway Power Drive Systems Drive and Motion Systems Drive and Motion Systems Technologies Year to Date 6/30/2024 Year to Date 6/30/2024 Year to Date 6/30/2024 Year to Date 6/30/2024 Deere Other GM 9% 13% PACCAR AGCO 17% 22% 7% Renault / Oshkosh Nissan 6% 6% Ford Other 48% 37% Tata Ford CNHi 6% 15% 6% Traton Other Toyota 51% 18% Manitou 7% 5% Cummins Other 6% 67% Stellantis Stellantis* Ford 6% 5% Daimler 20% Volvo VW 7% 11% 5% * Includes sales to systems integrations for driveline products that support Stellantis vehicles Asia Pacific North South Asia Pacific Asia Pacific 12% Asia Pacific America 6% America 7% 21% 11% 2% North South America North North America 68% America America 6% 57% South South 56% America America 22% 1% Europe 14% Europe 35% Europe Europe 67% 15% 17 REGIONAL SALES CUSTOMER SALES

© 2024 Dana Diluted Adjusted EPS DANA INCORPORATED DANA INCORPORATED Reconciliation of Net Income Attributable to the Parent Company to Reconciliation of Net Income Attributable to the Parent Company to Adjusted Net Income Attributable to the Parent Company and Adjusted Net Income Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited) Diluted Adjusted EPS (Unaudited) For the Three Months Ended June 30, 2024 and 2023 For the Six Months Ended June 30, 2024 and 2023 (In millions, except per share amounts) (In millions, except per share amounts) Three Months Ended Six Months Ended June 30, June 30, 2024 2023 2024 2023 Net income attributable to the parent company $ 16 $ 30 Net income attributable to the parent company $ 19 $ 58 Items impacting income before income taxes: Items impacting income before income taxes: Amortization 5 5 Amortization 10 10 Restructuring charges, net 12 3 Restructuring charges, net 17 4 Strategic transaction expenses 2 1 Strategic transaction expenses 4 2 Distressed supplier costs 4 Distressed supplier costs 12 Loss on disposal group held for sale 1 Loss on disposal group held for sale 30 Other items 1 Other items (3) Items impacting income taxes: Items impacting income taxes: Net income tax expense on items above (6) (4) Net income tax expense on items above (19) (10) Income tax expense attributable to various discrete tax matters 15 14 Income tax expense attributable to various discrete tax matters 24 14 Adjusted net income attributable to the parent company $ 45 $ 54 Adjusted net income attributable to the parent company $ 82 $ 90 Diluted shares - as reported 145.1 144.4 Diluted shares - as reported 144.9 144.3 Adjusted diluted shares 145.1 144.4 Adjusted diluted shares 144.9 144.3 18 Diluted adjusted EPS $ 0.31 $ 0.37 Diluted adjusted EPS $ 0.57 $ 0.62

© 2024 Dana Segment Data DANA INCORPORATED DANA INCORPORATED Segment Sales and Segment EBITDA (Unaudited) Segment Sales and Segment EBITDA (Unaudited) For the Three Months Ended June 30, 2024 and 2023 For the Six Months Ended June 30, 2024 and 2023 Three Months Ended Six Months Ended (In millions) June 30, (In millions) June 30, 2024 2023 2024 2023 Sales Sales Light Vehicle $ 1,132 $ 1,066 Light Vehicle $ 2,230 $ 2,028 Commercial Vehicle 527 526 Commercial Vehicle 1,051 1,048 Off-Highway 746 842 Off-Highway 1,527 1,684 Power Technologies 333 314 Power Technologies 665 632 Total Sales $ 2,738 $ 2,748 Total Sales $ 5,473 $ 5,392 Segment EBITDA Segment EBITDA Light Vehicle $ 84 $ 66 Light Vehicle $ 151 $ 115 Commercial Vehicle 23 28 Commercial Vehicle 40 45 Off-Highway 116 131 Off-Highway 231 249 Power Technologies 22 19 Power Technologies 49 42 Total Segment EBITDA 245 244 Total Segment EBITDA 471 451 Corporate expense and other items, net (1) (1) Corporate expense and other items, net (4) (4) Adjusted EBITDA $ 244 $ 243 Adjusted EBITDA $ 467 $ 447 19

© 2024 Dana Segment Data Continued DANA INCORPORATED DANA INCORPORATED Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited) Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited) For the Three Months Ended June 30, 2024 and 2023 For the Six Months Ended June 30, 2024 and 2023 Three Months Ended Six Months Ended (In millions) June 30, (In millions) June 30, 2024 2023 2024 2023 Segment EBITDA $ 245 $ 244 Segment EBITDA $ 471 $ 451 Corporate expense and other items, net (1) (1) Corporate expense and other items, net (4) (4) Adjusted EBITDA 244 243 Adjusted EBITDA 467 447 Depreciation (106) (94) Depreciation (207) (186) Amortization (6) (6) Amortization (11) (11) Non-service cost components of pension and OPEB costs (2) (3) Non-service cost components of pension and OPEB costs (6) (6) Restructuring charges, net (12) (3) Restructuring charges, net (17) (4) Stock compensation expense (8) (8) Stock compensation expense (14) (14) Strategic transaction expenses (2) (1) Strategic transaction expenses (4) (2) Distressed supplier costs (4) Distressed supplier costs (12) Loss on disposal group held for sale (1) Loss on disposal group held for sale (30) Other items (3) Other items (4) 2 Earnings before interest and income taxes 104 124 Earnings before interest and income taxes 174 214 Loss on extinguishment of debt (1) Loss on extinguishment of debt (1) Interest income 2 5 Interest income 6 9 Interest expense 39 39 Interest expense 78 73 Earnings before income taxes 67 89 Earnings before income taxes 102 149 Income tax expense 54 55 Income tax expense 91 85 Equity in earnings of affiliates 3 2 Equity in earnings of affiliates 5 3 Net income $ 16 $ 36 Net income $ 16 $ 67 20

© 2024 Dana Cash Flow DANA INCORPORATED Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow (Unaudited) Three Months Ended (In millions) June 30, 2024 2023 Net cash provided by operating activities $ 215 $ 256 Purchases of property, plant and equipment (111) (122) Free cash flow $ 104 $ 134 Six Months Ended (In millions) June 30, 2024 2023 Net cash provided by operating activities $ 113 $ 86 Purchases of property, plant and equipment (181) (242) Free cash flow $ (68) $ (156) 21

© 2024 Dana Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income (loss) attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical 22 periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

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